                                                                   Exhibit 3(ii)



                                  REGULATIONS
                                  -----------

                                       OF

                         AMERICAN GREETINGS CORPORATION
                         ------------------------------


                                   ARTICLE I.

SHAREHOLDERS' MEETINGS
----------------------

     Section 1. Annual Meeting
                --------------

     The annual meeting of shareholders shall be held at 2:30 o'clock p.m. E.D.T. on the fourth Friday in June in each year, if not a legal holiday, and if a legal holiday, then on the next day not a Saturday, Sunday or legal holiday, for the purpose of electing Directors and considering reports to be laid before said meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

     Section 2. Special Meetings
                ----------------

     Special meetings of shareholders may be called by the Chairman of the Board, President or by a Vice President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the person or persons who hold of record not less than twenty-five percent of all the shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

     Upon request in writing by registered mail or delivered in person to the President or Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause to be given, to the shareholders entitled to notice of such meeting, notice of a meeting to be held not less than ten nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice shall not be given within twenty days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

     Section 3. Place of Meetings
                -----------------

     Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

     Section 4. Notice of Meetings
                ------------------

     Not more than forty-five days nor less than five days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by the President or by a Vice President or by the Secretary or by an Assistant Secretary (or in case of their refusal, by the person or persons entitled to call the meeting under the provisions of these Regulations). Such notice shall be served upon or mailed to each shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

     Section 5. Shareholders Entitled to Notice and to Vote
                -------------------------------------------

     If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the fifteenth day prior to the date of the meeting and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting, unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.

     Section 6. Inspectors of Election List of Shareholders
                -------------------------------------------

     Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.

     At any meeting of shareholders a list of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any shareholder.

     Section 7. Quorum
                ------

     To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than twenty-five percent of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

     The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

     Section 8. Voting
                ------

     In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast shall control.

     Cumulative voting in the election of Directors shall be permitted as provided by statute.

     Section 9. Report to Shareholders
                ----------------------

     At the annual meeting, or any other meeting held in lieu thereof at which Directors are to be elected, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

     Section 10. Action without a Meeting
                 ------------------------

     Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purposes.


                                  ARTICLE II.

BOARD OF DIRECTORS

     Section 1. Number, Term of Office and Election
                -----------------------------------

     Upon adoption of this Article II, Section 1. by the shareholders at the annual meeting of shareholders in 1989, the Board of Directors shall consist of twelve (12) Directors; provided, however, that the number of Directors may be fixed or changed by the shareholders entitled to exercise a majority of the voting power of the shares represented at a meeting called to elect Directors and entitled to vote at such election. The Board of Directors shall be divided into three classes consisting of not less than three Directors each. At the annual meeting of shareholders in 1989, four Directors shall be elected for a term of three years, four Directors shall be elected for a term of two years, and four Directors shall be elected for a term of one year. Thereafter, at each annual meeting of shareholders, or special meeting of shareholders if called for the purpose of electing Directors, the Board of Directors shall propose to the shareholders the number of Directors to be elected for a three-year term to succeed the Directors of the class whose term shall expire in that year. In case of any increase in the number of Directors of any class, whether upon the expiration of the term of office of the Directors of a particular class or during such term, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be not less than three and shall be deemed to be the number of Directors fixed. Each Director shall hold office until the expiration of the term of office for the class to which such Director is elected, subject, however, to provisions of statute as to the creation of vacancies and removal. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The provisions of Article V, Section 6. relative to amending these Regulations, notwithstanding, this Article II, Section 1. may only be amended by the affirmative vote or written consent of the shareholders of record entitled to exercise two-thirds of the voting power of the Corporation on such proposal.

     Section 2. Meetings
                --------

     Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Board of Directors, and such meetings may be held without further notice.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of such meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed or telegraphed to each Director at his address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting.

     Section 3. Quorum
                ------

     A majority of the number of Directors then in office (but in no event more than five) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

     Section 4. Committees
                ----------

     The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board.

     In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee of not less than three members. Except to the extent that its powers are limited by the Board, the Executive Committee during the intervals between meetings of the Board shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

     Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.


                                  ARTICLE III.

OFFICERS
--------

     Section 1. Officers
                --------

     The Corporation may have a Chairman of the Board of Directors and shall have a President (both of whom shall be members of the Board of Directors), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be elected by the

Board of Directors or chosen by an officer or officers designated by it.

     Section 2. Authority and Duties of Officers
                --------------------------------

     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.

     Section 3. Compensation
                ------------

     The Board of Directors shall fix the compensation of the Chairman of the Board and of the President and shall fix or authorize the President or a committee appointed by the Board to fix the compensation of any or all other officers. The Board of Directors may allow compensation to members of any committee and may vote compensation to any Director for attendance at meetings or for any special services.


                                  ARTICLE IV.

INDEMNIFICATION AND INSURANCE
-----------------------------

     Section 1. Indemnification
                ---------------

     The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent of the Corporation (as opposed to any Director, officer or employee of the Corporation) to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the articles of incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

     Section 2. Insurance
                ---------

     The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance on behalf of any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any capacity, or rising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.


                                   ARTICLE V.

MISCELLANEOUS
-------------

     Section 1. Transfer and Registration of Certificates
                -----------------------------------------

     The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

     Section 2. Substituted Certificates
                ------------------------

     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Board or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 3. Voting upon Shares Held by the Corporation
                ------------------------------------------

     Unless otherwise ordered by the Board of Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

     Section 4. Corporate Seal
                --------------

     The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the words "Corporate Seal" stamped across the center.

     Section 5. Articles to Govern
                ------------------

     In case any provision of these Regulations shall be inconsistent with the Articles of Incorporation, the Articles of Incorporation shall govern.

     Section 6. Amendments
                ----------

     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Corporation and to mail a copy of such amendment to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

                       AMENDMENT TO ARTICLE I, SECTION 7
                           OF THE CODE OF REGULATIONS

                                       OF

                         AMERICAN GREETINGS CORPORATION



Article I, Section 7 of the Code of Regulations is hereby amended to read as follows:

         Except as provided below, to constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than twenty-five percent of the voting power of the corporation in respect of any one of the purposes for which the meeting is called.

         Where shareholder approval is a prerequisite to the listing of any additional or new securities of the Corporation, the total vote cast on such a proposal must represent over fifty percent in interest of all securities entitled to vote on the proposal.